UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2008

CMR Mortgage Fund II, LLC

 (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-52903 (Commission File Number)	20-0671528 (IRS Employer Identification No.)

62 First Street, 4th Floor San Francisco, California (Address of principal executive offices)		94105 (Zip Code)

(415) 974-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

                On a Form 8-K dated April 15, 2008, CMR Mortgage Fund II, LLC (“Fund II”) reported that the need to obtain new appraisals in respect of some of the properties securing Fund II loans in order to determine loan loss reserves had precluded it from filing its Form 10-K for the year ended December 31, 2007.  While the required appraisals have been substantially obtained, audit procedures are still continuing.  As a result, Fund II is unable as of May 15, 2008 to file its Form 10-Q for the quarter ended March 31, 2008.  Fund II will continue to endeavor to complete and file its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended March 31, 2008 as promptly as practicable.

Forward Looking Statements

                Statements contained in this Current Report on Form 8-K that relate to Fund II or its Manager’s (California Mortgage and Realty, Inc.) current beliefs, expectations or predictions of the future, including but not limited to, expectations regarding completion and filing of Securities and Exchange Commission reports, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results will depend on other matters, if any, that arise in the process of attempting to complete these reports.  Fund II assumes no obligation to update or revise the forward-looking statements in this report because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMR Mortgage Fund II, LLC

	By:	California Mortgage and Realty, Inc., its Manager

Date: May 15, 2008	By:	/s/ James Gala
		Name:	James Gala
		Title:	CEO/CFO